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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Verastem, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, MA 02494

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

        The 2018 Special Meeting of Stockholders of Verastem, Inc. (the "Company" or "Verastem Oncology") will be held on December 18, 2018, at 9:00 a.m. local time, at the Company's offices, 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494 for the following purposes:

  1.
  To approve an amendment to the Company's restated certificate of incorporation to provide for an increase in the total number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 200,000,000 shares (the "Charter Amendment");

  2.
  To approve the adoption of the Company's Amended and Restated 2012 Incentive Plan (the "Amended 2012 Plan"), including an amendment to increase the number of shares under the plan by 6,250,000 shares;

  3.
  To approve the adoption of the Verastem, Inc. Employee Stock Purchase Plan (the "ESPP"); and

  4.
  To consider and act upon any other matters that properly come before the Special Meeting or any adjournment or postponement thereof.

        Each outstanding share of the Company's common stock (Nasdaq: VSTM) entitles the holder of record at the close of business on November 12, 2018, to receive notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED IN THESE MATERIALS. IF YOU CHOOSE TO ATTEND THE SPECIAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        All stockholders are extended a cordial invitation to attend the special meeting.

By Order of the Board of Directors

Robert Forrester President and Chief Executive Officer November 19, 2018

 Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, MA 02494

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, December 18, 2018 at 9:00 am Eastern Time

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

        This proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, are scheduled to be sent to stockholders beginning on or about November 19, 2018.

Who is soliciting my vote?

        The Board of Directors of the Company is soliciting your vote for the 2018 Special Meeting of Stockholders.

When is the record date for the Special Meeting?

        The Company's Board of Directors has fixed the record date for the Special Meeting as of the close of business on November 12, 2018.

How many votes can be cast by all stockholders?

        A total of 73,791,344 shares of common stock of the Company were outstanding on the record date and are entitled to be voted at the Special Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

        If you are a stockholder of record and your shares are registered directly in your name, you may vote:

  •
  By Internet.  Access the website at www.proxyvote.com and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your Internet vote cannot be completed and you will receive an error message.

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  By Telephone.  Call 1-800-690-6903 toll-free and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your telephone vote cannot be completed.

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  By Mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR approval of the Charter Amendment, FOR approval of the Amended 2012 Plan, FOR approval of the ESPP, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the Special Meeting and at all adjournments and postponements thereof.

  •
  In Person at the Special Meeting.  If you attend the Special Meeting, be sure to bring a form of personal photo identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the Special Meeting.

        If your shares of common stock are held in street name (held for your account by a broker or other nominee):

  •
  By Internet or By Telephone.  You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

  •
  By Mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

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  In Person at the Special Meeting.  If you attend the Special Meeting, in addition to photo identification, you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a legal proxy from your broker giving you the right to vote the shares at the Special Meeting.

What is the Board of Director's recommendation on how to vote my shares?

        The Board of Directors recommends a vote:

    Proposal No. 1: FOR approval of the Charter Amendment

    Proposal No. 2: FOR approval of the Amended 2012 Plan

    Proposal No. 3: FOR approval of the ESPP

Who pays the cost for soliciting proxies?

        Verastem Oncology will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Verastem Oncology may solicit proxies by mail, personal interview, telephone, or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

        You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the Special Meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and "broker non-votes" (i.e., shares represented at the Special Meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

What vote is required to approve each item?

        Proposal No. 1—Charter Amendment: The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote is necessary for the approval of the Charter Amendment.

Because a minimum vote is required, abstentions and broker non-votes will have the effect of a negative vote on this proposal.

        Proposal No. 2—Adoption of Amended 2012 Plan: A majority of votes cast is necessary for the approval of the Amended 2012 Plan. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

        Proposal No. 3—Adoption of ESPP: A majority of votes cast is necessary for approval of the ESPP. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

        If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Special Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy.

Could other matters be decided at the Special Meeting?

        Verastem Oncology does not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the Special Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the Special Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Special Meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

        It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

        If you hold your shares directly, please call Sean Flynn, Vice President, General Counsel and Secretary of the Company, at (781) 292-4200. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

 PROPOSAL NO. 1—AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

        The Company is asking stockholders to approve an amendment to the Company's restated certificate of incorporation, in the form attached hereto as Appendix A (the "Charter Amendment"). The Charter Amendment increases the number of authorized shares of common stock from one hundred million (100,000,000) shares to two hundred million (200,000,000) shares. On November 9, 2018, the Board of Directors approved the Charter Amendment, subject to stockholder approval, and directed that the Charter Amendment be submitted to a vote of the Company's stockholders at the Special Meeting. The Board of Directors has determined that the Charter Amendment is in the best interests of the Company and its stockholders and recommends approval by the stockholders.

        The current restated certificate of incorporation, as amended (the "Current Charter"), authorizes the issuance of up to 100,000,000 shares of common stock, par value of $0.0001 per share (the "Common Stock"). As of the close of business on November 12, 2018, 73,791,344 shares of Common Stock were outstanding. In addition, as of the close of business on November 12, 2018, the Company had 8,324,912 shares of Common Stock subject to outstanding stock options granted under the 2012 Incentive Plan, 943,738 shares of Common Stock reserved for issuance under the 2012 Incentive Plan, 68,571 shares of Common Stock subject to outstanding stock options granted under the Company's 2010 Equity Incentive Plan, 4,497,363 shares of Common Stock subject to outstanding stock options granted under inducement awards, 633,887 shares of Common Stock reserved for issuance under the inducement plan, and 11,740,185 shares of Common Stock reserved for issuance for the potential conversion of the Company's 5.00% senior convertible notes into Common Stock. This means that as of November 12, 2018, the Company had zero shares of Common Stock available for corporate purposes, including, among other things, the issuance of the underlying shares of Common Stock in connection with the convertible note offering of 5.00% senior convertible notes and the issuance of stock options. The Current Charter also authorizes the issuance of 5,000,000 shares of preferred stock, though no shares of preferred stock are issued and outstanding as of November 12, 2018. The Charter Amendment will not increase or otherwise affect the Company's authorized preferred stock or otherwise affect any other provisions of the Current Charter.

Purpose of the Charter Amendment

        The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future potential business needs. In addition, under the indenture pursuant to which we issued our 5.00% senior convertible notes, we agreed to use our reasonable best efforts to increase the number of authorized shares of Common Stock to an amount that is sufficient to cover the settlement of the conversion of all outstanding notes.

        With the exception of the Company's routine practice of granting stock options to employees and directors, and the obligation to increase the number of authorized shares of Common Stock to cover the settlement of the conversion of all outstanding 5.00% senior convertible notes, the Company has no current specific plan, commitment, arrangement, understanding, or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in authorized shares. The additional shares of Common Stock will be available for issuance by the Board of Directors for various corporate purposes, including but not limited to, grants under employee stock plans or to new employees as inducement awards, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits, stock dividends, as well as other general corporate transactions.

        If the Charter Amendment is not approved, the Company is obligated under the indenture for the 5.00% senior convertible notes to again seek such approval at its 2019 annual meeting and continue to seek such approval, if not previously obtained, at its 2020 annual meeting and 2021 annual meeting.

Possible Effects of the Charter Amendment and Additional Anti-takeover Consideration

        If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board of Directors and without further stockholder approval, except as may be required by law or the rules of Nasdaq. In addition, only 11,740,185 shares of Common Stock are currently available to settle the conversion of the Company's 5.00% senior convertible notes, which is insufficient to settle the conversion of all the notes outstanding, and the Company would be required to settle any deficiency in cash. The Charter Amendment would increase the number of shares reserved and available for issuance upon conversion of the notes to 24,077,040 shares of Common Stock, which would be sufficient to cover the settlement of the conversion of all outstanding notes.

        The additional shares of authorized Common Stock would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. The adoption of the Charter Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Shares of Common Stock issued otherwise than for a stock split may decrease existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Common Stock. The Common Stock carries no preemptive rights to purchase additional shares of Common Stock.

        The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company's business or the trading price of our stock.

        The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company's management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

        If the Company's stockholders approve the Charter Amendment, the Board of Directors will have authority to file with the Secretary of State of Delaware the Charter Amendment. The Charter Amendment will become effective on the date it is filed. The Board of Directors reserves the right to abandon or delay the filing of the Charter Amendment even if it is approved by our stockholders. The Charter Amendment is attached to this proxy statement as Appendix A.

        None of Delaware law, the Current Charter, nor the Company's bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company's stockholders will have no right to dissent and obtain payment for their shares.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the Amended Charter. Accordingly, abstentions and broker non-votes will have the effect of a negative vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR"
THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
PROVIDE FOR AN INCREASE IN THE TOTAL NUMBER OF SHARES OF COMMON STOCK
THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 100,000,000 SHARES
TO 200,000,000 SHARES
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

PROPOSAL NO. 2—ADOPTION OF THE AMENDED 2012 PLAN

        At the Special Meeting, stockholders will be asked to approve the adoption of the Company's Amended and Restated 2012 Incentive Plan adopted by our Board of Directors on November 9, 2018 (the "Amended 2012 Plan"). The Company's 2012 Incentive Plan (the "2012 Plan") was originally adopted by our Board of Directors in December 2011 and approved by our stockholders in January 2012, with an amendment and restatement thereof approved by our Board of Directors on January 5, 2018 to provide that the total tax withholding where stock is being used to satisfy tax obligations may be up to the maximum withholding amount consistent with the award being subject to equity accounting treatment under the applicable accounting rules.

        The 2012 Plan initially allowed the Company to grant awards for up to 3,428,571 shares of Common Stock, plus the number of shares of Common Stock available for grant under our 2010 Equity Incentive Plan (the "2010 Plan") as of the effectiveness of the 2012 Plan (which was an additional 30,101 shares), plus that number of shares of Common Stock related to awards outstanding under the 2010 Plan that terminate by expiration, forfeiture, cancellation or otherwise. The 2012 Plan included an "evergreen provision" that allowed for an annual increase in the number of shares of Common Stock available for issuance under the 2012 Plan. The annual increase was added on the first day of each year beginning in 2013, and was equal to the lowest of 1,285,714 shares of Common Stock, 4.0% of the number of shares of Common Stock outstanding on such date, and an amount determined by our Board of Directors. As of September 30, 2018, 729,363 shares were available for issuance under the 2012 Plan.

        As discussed further below, stockholders are being asked to approve the adoption of the Amended 2012 Plan to enable us to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan by 6,250,000 shares, for a total of 16,628,425 shares (including 140,910 shares of Common Stock related to awards that were outstanding under the 2010 Plan and which terminated by expiration, forfeiture, cancellation or otherwise). The Amended 2012 Plan does not contain an evergreen provision.

        Equity grants are an essential element of the Company's compensation program. Stockholder approval of the Amended 2012 Plan would allow us to continue to use equity incentives to attract and retain high quality and high performing directors, executives, and other employees. Our Board of Directors approved the Amended 2012 Plan and the additional shares of Common Stock authorized for issuance under it based upon its review and consideration of:

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  the Company's historic rates of equity award issuances;

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  the dilutive impact to stockholders; and

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  advice provided by Pearl Meyers, LLP, the independent consultant of the compensation committee of our Board of Directors (the "Compensation Committee").

        Our Board of Directors believes that equity awards have been, and will continue to be, a critical part of our total compensation program and allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our stockholders. In addition, we believe that equity ownership fosters an ownership mindset by allowing employees to take part in the successes of the Company.

        Our Board of Directors believes that the Amended 2012 Plan will promote the interests of our stockholders and is consistent with principles of good corporate governance, including the following:

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  No Evergreen Provision.  The Amended 2012 Plan does not contain an evergreen provision. The Amended 2012 Plan authorizes a fixed number of shares and, as a result, requires stockholder approval to issue any additional shares pursuant to awards under the plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.

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  No Liberal Share-Recycling.  Shares underlying stock options and other awards delivered under the Amended 2012 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

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  Limitations on Awards.  The Amended 2012 Plan limits the number of stock options, stock appreciate rights ("SARs"), and other awards that may be granted to plan participants in any calendar year.

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  No Discounted Stock Options or SARs.  All stock options and SARs granted under the Amended 2012 Plan must have a per share exercise price or base value that is not less than the fair market value of the underlying shares on the date of grant.

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  No Repricing.  Other than in connection with certain corporate transactions or changes to our capital structure, the Amended 2012 Plan prohibits the repricing of stock options or SARs without obtaining stockholder approval.

        Our three-year historic rate of equity award issuances (referred to as our "burn rate" or our "usage rate") under the 2012 Plan—the number of shares granted in each of the past three fiscal years divided by the weighted shares of Common Stock outstanding at year-end—is 6%. Our three-year usage rate under the 2012 Plan and taking into account inducement awards is 7%. We believe that our historic usage rate is reasonable in our industry, especially given our broad-based use of equity awards to compensate our employees. We will continue to monitor our equity use in future years to ensure our usage rate is within competitive market norms. Based on a review of the remaining shares available for grant under the 2012 Plan, the number of equity awards outstanding under the 2012 Plan and the 2010 Plan (under which we cannot grant additional awards but under which certain awards remain outstanding), our historic usage rate, and current and proposed plan features, our Board of Directors approved the increased share pool under the Amended 2012 Plan.

Existing Equity Plan Information

        In fiscal 2017, the Company granted stock options covering a total of 2,809,430 shares under the 2012 Plan. Our fiscal year 2017 usage rate under the 2012 Plan was determined to be 7%. Our fiscal 2017 usage rate under the 2012 Plan and taking into account inducement awards is 9%.

        As of September 30, 2018, our 2012 Plan had 729,363 shares of Common Stock available for grant as equity awards. If the Amended 2012 Plan is approved, the total number of shares of Common Stock that will be available for future awards under the Amended 2012 Plan will be 6,979,363, which is the sum of 6,250,000 shares plus the number of shares currently available under the 2012 Plan. If the stockholders do not approve the Amended 2012 Plan, the Amended 2012 Plan will not become effective and additional awards will only be granted from the shares currently available under the 2012 Plan, plus any additional shares made available under the 2012 Plan pursuant to its evergreen provision.

Potential Dilution

        The following table provides information regarding the number of shares subject to each type of outstanding award under the 2012 Plan and the 2010 Plan, the number of shares of Common Stock available for future awards under the 2012 Plan, the number of additional shares that would be available for future awards under the Amended 2012 Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of September 30, 2018.

	Number of shares	As a percentage of stock outstanding on a fully diluted basis
Outstanding stock options	8,360,733	11%
Outstanding restricted stock units	266,875	<1%

Total shares subject to outstanding awards under the 2012 Plan and the 2010 Plan	8,627,608	11%
Total shares available for future awards under the 2012 Plan	729,363	1%

Total shares subject to outstanding awards under the 2012 Plan and the 2010 Plan or available for future awards under the 2012 Plan	9,356,971	13%
Proposed additional shares available for future awards under the Amended 2012 Plan	6,250,000	9%

Total potential dilution	15,606,971	21%

        As indicated by the numbers in the table above, as of September 30, 2018, prior to the date on which our Board of Directors adopted the Amended 2012 Plan, the potential dilution under the 2012 Plan and the 2010 Plan was 13%. If the Amended 2012 Plan is approved by our stockholders, our potential dilution will be 21%.

Supplemental Equity Compensation Plan Information

        The following table provides information on the Company's equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(1)	7,609,728	$5.40	654,630	(3)
Equity compensation plans not approved by security holders(2)	1,110,250	$3.75	2,506,000	(3)
Total	8,719,978	$5.19	3,160,630

(1)
Includes information regarding the 2012 Plan and the 2010 Plan.

(2)
Includes stock options granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. The terms of these stock options are consistent with stock options granted under the Company's 2012 Plan. The number of shares remaining available for future issuance reflects shares reserved by the Board of Directors for future issuance to new employees in accordance with

  Nasdaq Listing Rule 5635(c)(4), as an inducement material to such employees entering into employment with the Company.

(3)
Excludes the Amended 2012 Plan and the Verastem, Inc. Employee Stock Purchase Plan (the "ESPP"), which are subject to stockholder approval in accordance with this Proposal No. 2 and Proposal No. 3.

Reasons for Seeking Stockholder Approval

        Our Board of Directors believes that the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company's ability to attract and retain the highest quality and highest performing employees and directors. Our Board of Directors also believes that equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company's future growth, the Company believes that the availability of 6,250,000 additional shares of Common Stock under the Amended 2012 Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next two years.

Summary of the Amended 2012 Plan

        The following summary describes the material terms of the Amended 2012 Plan. This summary of the Amended 2012 Plan is not a complete description of all provisions of the Amended 2012 Plan and is qualified in its entirety by reference to the Amended 2012 Plan, in the form attached hereto as Appendix B.

  Purpose

        The purpose of the Amended 2012 Plan is to advance the interests of our stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders.

  Administration

        Pursuant to the terms of the Amended 2012 Plan, our Board of Directors administers the plan and, subject to any limitations in the Amended 2012 Plan, our Board of Directors has the authority to (1) grant awards; (2) adopt, amend and repeal such administrative rules, guidelines and practices relating to the Amended 2012 Plan as it deems advisable; (3) construe and interpret the terms of the Amended 2012 Plan and any award agreements entered into under the Amended 2012 Plan; and (4) correct any defect, supply any omission, or reconcile any inconsistency in the Amended 2012 Plan or any award. Our Board of Directors may delegate its authority to one of its committees, or one or more of its members, and, to the extent permitted by law, our officers. As used in this summary, the term "Administrator" refers to our Board of Directors and its authorized delegates, as applicable.

        Our Board of Directors has delegated authority to our Chief Executive Officer to grant awards under our Amended 2012 Plan. Under this delegation, our Chief Executive Officer has the power to make awards to all of our present or future employees, except himself, any other executive officer, and any other person that our Board of Directors or Compensation Committee may from time to time designate in writing as not being eligible. Under this delegation, our Chief Executive Officer is not authorized to grant options for more than 750,000 shares of Common Stock in the aggregate and is required to maintain a list of the options granted pursuant to this authority and report to our

Compensation Committee upon request. The exercise price of such options is equal to the closing price of Common Stock on the date of grant.

  Eligibility

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under the Amended 2012 Plan. However, incentive stock options may only be granted to our employees. As of September 30, 2018, approximately 169 employees, 7 directors and 20 consultants and advisors would be eligible to participate in the Amended 2012 Plan, including all of our executive officers.

  Authorized Shares

        Subject to adjustment as described below, the number of shares of Common Stock that are reserved for issuance under the Amended 2012 Plan, including upon the exercise of incentive stock options, is 16,628,425 shares (including 140,910 shares of Common Stock related to awards that were outstanding under the 2010 Plan and which terminated by expiration, forfeiture, cancellation or otherwise).

        Shares of Common Stock underlying any award made under the 2012 Plan to the extent the award (1) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (2) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) become available for issuance again under the Amended 2012 Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation are treated as issued under the Amended 2012 Plan. SARs that may be settled only in cash are not counted for purposes of determining the number of shares available for grant under the Amended 2012 Plan. If the Company grants an SAR in tandem with an option for the same number of shares of Common Stock and provides that only one such award may be exercised, only the shares covered by the option, and not the shares covered by the tandem SAR, will be counted for purposes of determining the number of shares available for grant under the Amended 2012 Plan, and the expiration of one in connection with the other's exercise will not restore shares to the Amended 2012 Plan.

  Individual Limits

        The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under the Amended 2012 Plan is 1,142,857 per calendar year. For purposes of this limit on the maximum number of shares that may be awarded to any participant, the combination of an option in tandem with a stock appreciation right will be treated as a single award. The maximum amount of cash awards which may be granted to any participant under the Amended 2012 Plan is $5,000,000 per calendar year.

  Types of Awards

        The Amended 2012 Plan provides for the grant of incentive stock options, non-statutory stock options, SARs, restricted stock awards, restricted stock units and other stock-based or cash awards. Dividends or dividend equivalents may also be provided in connection with awards under the Amended 2012 Plan.

  •
  Stock options and SARs.  The Administrator may grant stock options, including incentive stock options, and SARs. A stock option is a right entitling the holder to acquire shares of Common Stock upon payment of the applicable exercise price. An SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended 2012 Plan may not be less than 100% of the fair market value of a share on the date of grant. Other than in connection with certain changes in capitalization or reorganization events, stock options and SARs granted under the Amended 2012 Plan may not be repriced, amended to provide a for a lower exercise price or base value, or substituted for new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the fair market value of a share on the date of such cancellation, in each case, without stockholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant.

  •
  Restricted and unrestricted stock and stock units.  The Administrator may grant awards of shares, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is an award of shares subject to restrictions requiring that they be redelivered or forfeited to the company if specified conditions are not satisfied.

  •
  Performance awards.  The Administrator may grant performance awards, which are awards subject to performance criteria.

  •
  Other share-based awards.  The Administrator may grant other awards that are convertible into or otherwise based on our Common Stock, subject to such terms and conditions as it determines.

  •
  Substitute awards.  The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended 2012 Plan.

  Vesting; Terms of Awards

        The Administrator determines the terms of all awards granted under the Amended 2012 Plan, including the time or times an award vests or becomes exercisable, the terms on which an award remains exercisable, and the effect of termination of a participant's employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award.

  Transferability of Awards

        Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

  Effect of Certain Transactions

        Upon a merger or other reorganization event set forth in the Amended 2012 Plan, the Administrator may, in its sole discretion, take any one or more of the following actions as to some or all outstanding awards other than restricted stock: (1) provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof); (2) upon written notice to a participant, provide that all of the participant's unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant; (3) provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event; (4) in the event of a reorganization event pursuant to which holders of shares of Common Stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (i) the number of shares of Common Stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (ii) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; or (5) provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds. The Administrator is not required to take the same action with respect to all awards and may take different actions with respect to portions of the same award. In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

        Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding restricted stock awards will continue for the benefit of the successor company and will, unless the Administrator may otherwise determine, apply to the cash, securities or other property into which shares of Common Stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

        At any time, the Administrator may, in its sole discretion, provide that any award under the Amended 2012 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

  Amendments and Termination

        No award may be granted under the Amended 2012 Plan on or after January 10, 2022. Our Board of Directors may amend, suspend or terminate the Amended 2012 Plan at any time, except that stockholder approval may be required in accordance with applicable law or stock market requirements.

Federal Income Tax Consequences

        The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended 2012 Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended 2012 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

        Restricted Stock.    A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A Section 83(b) election must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective Section 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective Section 83(b) election, no additional income results by reason of the lapsing of the restrictions.

        For purposes of determining capital gain or loss on a sale of shares awarded under the Amended 2012 Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant's tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective Section 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

        Incentive Stock Options.    In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

        Non-Statutory Stock Options.    In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

        SARs.    The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

        Restricted Stock Units.    The grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

        Section 162(m).    Section 162(m) generally disallows a deduction to a publicly held corporation and its affiliates for certain compensation paid to a "covered employee" in a taxable year in excess of $1,000,000, unless, for tax years beginning prior to January 1, 2018, the compensation satisfies the requirements of the "performance-based compensation" exception under Section 162(m). Outstanding stock options, SARs and certain performance awards granted under the Amended 2012 Plan on or prior to November 2, 2017 (and thus eligible for grandfathering) were generally intended to satisfy the requirements of this exception. However, the Administrator had discretionary authority to grant awards under the 2012 Plan not intended to satisfy the requirements of this exception.

        Certain Change in Control Payments.    Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

        Awards under the Amended 2012 Plan are subject to the discretion of our Board of Directors and its delegates and, therefore, are not determinable at this time. Our Board of Directors and its delegates have full discretion to determine the shares subject to awards to be granted to participants under the Amended 2012, subject to the limits described above under Summary of the Amended 2012 Plan—Individual Limits.

Required Vote

        Approval of the Amended 2012 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR"
THE ADOPTION OF THE AMENDED 2012 PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES UNDER THE AMENDED 2012 PLAN BY 6,250,000 SHARES
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3—ADOPTION OF A COMPANY EMPLOYEE STOCK PURCHASE PLAN

        At the Special Meeting, stockholders will be asked to approve the adoption of the Verastem, Inc. Employee Stock Purchase Plan (the "ESPP"). The ESPP was adopted by our Board of Directors on November 9, 2018.

        The purpose of the ESPP is to enable eligible employees of the Company and certain of its subsidiaries to use payroll deductions to purchase shares of Common Stock and thereby enhance the sense of participation in the affairs of the Company. Our Board of Directors believes that providing eligible employees with the opportunity to acquire an ownership interest in the Company has been, and will continue to be, essential to the Company's ability to attract and retain the highest quality and highest performing employees. Our Board of Directors also believes that the ownership of shares of Common Stock by our employees motivates our employees to contribute to the achievement of our corporate objectives and our success. As described below, the ESPP is designed to satisfy the requirements of an "employee stock purchase plan" under Section 423 of the Code. Such qualification will provide potential additional tax benefits to employees, in addition to the general plan benefit of enabling them to share in the ownership of the Company.

        The maximum aggregate number of shares of Common Stock that may be purchased under the ESPP will be 2,000,000 (the "ESPP Share Pool"), subject to adjustment as provided for in the plan. The ESPP Share Pool represents approximately 3% of the total number of shares of Common Stock outstanding as of September 30, 2018. In establishing the ESPP Share Pool, our Board of Directors considered the potential dilutive impact to stockholders, the projected participation rate, equity plan guidelines established by certain proxy advisory firms and advice provided by outside counsel.

Summary of the ESPP

        The following summary describes the material terms of the ESPP. This summary is not a complete description of all provisions of the ESPP and is qualified in its entirety by reference to the ESPP, in the form attached hereto as Appendix C. As of the date of this proxy, no options to purchase shares of Common Stock have been granted under the ESPP.

  Purposes

        The purposes of the ESPP are to attract, retain and reward eligible employees, to incentivize them to generate stockholder value, to enable them to participate in our growth and to align their interests with the interests of our stockholders. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

  Administration

        The ESPP will be administered by our Compensation Committee, which will have the authority to interpret the ESPP, determine eligibility under the ESPP, prescribe forms, rules and procedures relating to the ESPP, and otherwise do all things necessary or appropriate to carry out the purposes of the ESPP. Our Compensation Committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of our Board of Directors and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term "Administrator" refers to our Compensation Committee and its authorized delegates, as applicable.

  Shares subject to the ESPP

        Subject to adjustment as described below, 2,000,000 shares of Common Stock are available for purchase pursuant to the exercise of options under the ESPP. Shares to be delivered upon exercise of options under the ESPP may be authorized but unissued stock, treasury stock, or stock acquired in an open-market transaction. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for purchase under the ESPP.

  Eligibility

        Participation in the ESPP will generally be limited to our employees and employees of any subsidiaries listed by the Administrator on an exhibit to the ESPP (i) who have been continuously employed by us or one of our subsidiaries, as applicable, for a period of at least 30 days as of the first day of an applicable offering period, (ii) whose customary employment with us is for more than five months per calendar year and (iii) who customarily work 20 hours or more per week. The Administrator may establish additional or other eligibility requirements, or change the requirements described in this paragraph, to the extent consistent with Section 423 of the Code. Any employee who owns (or is deemed under statutory attribution rules to own) shares possessing five percent or more of the total combined voting power or value of all classes of shares of us or our parent or subsidiaries, if any, will not be eligible to participate in the ESPP. As of September 30, 2018, approximately 164 employees would be eligible to participate in the ESPP, including all of our executive officers.

  General terms of participation

        The ESPP allows eligible employees to purchase shares during specified offering periods. Unless otherwise determined by the Administrator, offering periods under the ESPP will be six months in duration and commence on the first business day of January and July of each year. During each offering period, eligible employees will be granted an option to purchase shares of Common Stock on the last business day of the offering period. A participant may purchase a maximum of 3,333 shares of Common Stock with respect to any offering period (or such lesser number as the Administrator may prescribe). No participant will be granted an option under the ESPP that permits the participant's right to purchase shares of Common Stock under the ESPP and under all other employee stock purchase plans of us or our parent or subsidiaries, if any, to accrue at a rate that exceeds $25,000 in fair market value (or such other maximum as may be prescribed by the Code) for each calendar year during which any option granted to the participant is outstanding at any time, determined in accordance with Section 423 of the Code.

        The purchase price of each share of Common Stock issued pursuant to the exercise of an option under the ESPP on an exercise date will be 85% (or such greater percentage as specified by the Administrator) of the lesser of: (a) the fair market value of a share of Common Stock date the option is granted, which will be the first day of the offering period, and (b) the fair market value of a share of Common Stock on the exercise date, which will the last business day of the offering period.

        The Administrator has the discretion to change the commencement and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased with respect to any offering period, the duration of any offering periods and other terms of the ESPP, in each case, without stockholder approval, except as required by law.

        Participants in the ESPP will pay for shares purchased under the ESPP through payroll deductions. Participants may elect to authorize payroll deductions between one and ten percent of the participant's eligible compensation each payroll period.

  Adjustments

        In the event of any change in our outstanding stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the ESPP, the maximum number and type of shares purchasable during an offering period, and the purchase price per share will be appropriately adjusted.

  Corporate transactions

        In the event of a sale of all or substantially all of the stock of the Company, a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may provide that each outstanding option will be assumed or substituted for or will be cancelled and the balances of participants' accounts returned, or that the option period will end before the date of the proposed corporate transaction.

  Amendments and termination

        Our Board of Directors has discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require stockholder approval. Our Board of Directors may suspend or terminate the ESPP at any time.

Federal Income Tax Information

        The following is a summary of some of the material federal income tax consequences to participants in the ESPP under current federal tax laws. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

        Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares of Common Stock purchased under the ESPP (the "ESPP shares"). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant's holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the offering period and more than one year from the date of purchase, or upon the participant's death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to the excess of the fair market value of the ESPP shares as of the first day of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference between the sale price and the purchase price. If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant's death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the participant's holding period with respect to the ESPP shares. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. We will treat any transfer of record ownership of shares as a disposition, unless we are notified to the contrary. In order to enable us to learn of dispositions prior to the expiration of the holding periods described above and ascertain the amount of the deductions to which we are entitled, participating employees will be required to notify us in writing of the date and terms of any disposition of shares purchased under the ESPP.

New Plan Benefits

        The amounts of future stock purchases under the ESPP are not determinable because, under the terms of the ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of Common Stock.

Required Vote

        Approval of the ESPP requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR"
ADOPTION OF THE ESPP
(PROPOSAL NO. 3 ON YOUR PROXY CARD)

NAMED EXECUTIVE OFFICER COMPENSATION

        The following Named Executive Officer Compensation and related compensation tables were previously included in the Company's definitive proxy statement for its 2018 annual meeting of stockholders held on May 16, 2018. The Company has included this disclosure in this proxy statement for the Special Meeting as required by Schedule 14A and related rules of the SEC.

        Our named executive officers for the fiscal year ended December 31, 2017 were:

  •
  Robert Forrester, our President and Chief Executive Officer;

  •
  Julie B. Feder, our former Chief Financial Officer; and

  •
  Diep Le, M.D., Ph.D., our former Chief Medical Officer.

Summary Compensation Table

        The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal year indicated by our named executive officers for 2017.

Name and Principal Position	Year	Salary($)	Bonus($)		Option Awards ($)(1)	Non-Equity Incentive Plans ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert Forrester	2017	535,000	—		294,804	321,000	15,014	1,165,818
Chief Executive Officer	2016	525,000	—		245,844	321,000	12,690	1,104,534
Julie B. Feder(4)	2017	150,385	—		878,024	60,000	6,708	1,095,117
Former Chief Financial Officer
Diep Le, M.D. Ph.D.(5)	2017	76,923	95,000	(6)	1,125,863	40,000	3,365	1,341,151
Former Chief Medical Officer

(1)
The amounts reflect the aggregate grant date fair value of option awards granted during the year computed in accordance with the provisions of FASB ASC Topic 718. For information regarding assumptions underlying the value of stock awards, see Note 7 to our financial statements and the discussion under Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation," of our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years ended December 31, 2017 and 2016. Amounts earned for 2017 were paid in 2018, and amounts earned in 2016 were paid in 2017.

(3)
The amounts shown represent the sum of 401(k) contributions, Health Savings Account contributions, and the dollar value of life insurance premiums paid by the Company for the applicable named executive officer.

(4)
Ms. Feder served as our Chief Financial Officer from July 2017 to May 2018.

(5)
Dr. Le served as our Chief Medical Officer from October 2017 to October 2018.

(6)
The amount reflects a one-time sign-on bonus of $95,000 paid to Dr. Le.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Robert Forrester	250,000	—	(1)	9.85	1/15/2023
	50,000	—	(2)	14.18	9/17/2023
	250,000	—	(3)	13.59	1/7/2024
	250,000	—	(4)	13.59	1/7/2024
	185,963	84,525	(5)	9.19	1/8/2025
	268,000	—	(6)	2.13	11/8/2025
	132,000	—	(7)	1.86	1/1/2026
	100,000	—	(8)	1.37	6/14/2026
	—	360,000	(9)	1.20	1/9/2027
Julie B. Feder	—	370,000	(10)	3.45	7/10/2027
Diep Le, M.D.	—	300,000	(11)	4.63	10/9/2027
	—	70,000	(12)	4.63	10/9/2027

(1)
This option was granted on January 15, 2013. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(2)
This option was granted on September 17, 2013. The option vests as to 6.25% of the shares underlying the option on October 1, 2013 and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three- month period until July 1, 2017.

(3)
This option was granted on January 7, 2014. The option vests as to 25% of the shares underlying the option on July 1, 2014 and, thereafter, as to 6.25% of the shares underlying the option on the last day of each calendar quarter after such date, through June 30, 2017.

(4)
This option was granted on January 7, 2014. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option on the last day of each calendar quarter after such date, through December 31, 2017.

(5)
This option was granted on January 8, 2015. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(6)
This option was granted on November 9, 2015. The option vests as to 50% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to the remaining 50% of the shares underlying the option on the second anniversary of the grant date.

(7)
This option was granted on January 1, 2016. The option vests as to 50% of the shares underlying the option on November 9, 2016 and, thereafter, as to the remaining 50% of the shares underlying the option on November 9, 2017.

(8)
This option was granted on June 14, 2016. The option vested as to 50% of the shares underlying the option upon satisfaction of a certain performance milestone by June 2017, and as to the remaining 50% of the shares underlying the option upon satisfaction of a certain performance milestone in September 2017.

(9)
This option was granted on January 9, 2017. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(10)
This option was granted on July 10, 2017. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(11)
This option was granted on October 9, 2017. The option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and, thereafter, as to 6.25% of the shares underlying the option at the end of each successive three-month period following the first anniversary of the grant date until the fourth anniversary of the grant date.

(12)
This option was granted on October 9, 2017. The option vests as to 100% of the shares underlying the option upon satisfaction of a certain performance milestone.

Pension Benefits and Deferred Compensation

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Code. Employee contributions may be made on a pre-tax basis or after-tax (Roth) basis. The 401(k) plan provides for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of eligible compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of eligible compensation.

EMPLOYMENT AGREEMENTS

        We have entered into an employment agreement with each of our named executive officers. Each of the employment agreements provides that employment will continue for an indefinite period until either the Company or the employee provides written notice of termination in accordance with the terms of the agreement.

Robert Forrester

        Pursuant to his amended and restated employment agreement, as of July 1, 2013, Mr. Forrester was entitled to an initial base salary of $490,000, subject to increase from time to time by the Board of Directors. As of January 1, 2018, Mr. Forrester's annual base salary is $555,000. Mr. Forrester is eligible to receive a bonus of 60% of his current annual base salary. Subject to Mr. Forrester's execution of an effective release of claims, Mr. Forrester would be entitled to the severance payments described below if we terminate his employment without cause, as defined in his employment agreement, or if Mr. Forrester terminates his employment for good reason, as defined in his employment agreement.

        If Mr. Forrester's employment is terminated by us without cause or by Mr. Forrester for good reason, absent a change in control, as defined in his employment agreement, we would be obligated, (1) to pay Mr. Forrester his base salary for a period of 12 months following the termination of his employment, (2) to accelerate the vesting of the portion of any equity awards granted prior to the date of his amended and restated employment agreement that, by their terms, vest only based on the passage of time and that would have vested during the 12-month period following the termination of his employment, (3) to pay Mr. Forrester any bonus which has been awarded, but not yet paid on the date of termination and (4) if Mr. Forrester exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Forrester a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when Mr. Forrester becomes eligible to enroll in the health or dental plan of a new employer).

        If Mr. Forrester's employment is terminated by us without cause or by Mr. Forrester for good reason, in each case within 90 days prior to, or within one year following, a change in control, we would be obligated (1) to pay Mr. Forrester a lump sum amount equal to two times the sum of his then-current annual base salary plus an amount equal to his target bonus, (2) to accelerate the vesting of all outstanding equity awards that, by their terms, vest only based on the passage of time, (3) to pay Mr. Forrester any bonus which has been awarded, but not yet paid on the date of termination and (4) if Mr. Forrester exercises his right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Mr. Forrester a monthly cash amount equal to the full premium cost of that participation for 24 months following such termination of employment (or, if earlier, until the time when provided that such benefits shall end when Mr. Forrester becomes eligible to enroll in the health or dental plan of a new employer).

        To the extent that any severance or compensation payable to Mr. Forrester pursuant to his employment agreement or otherwise in connection with a change in control of the Company would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Mr. Forrester would be entitled to an additional cash payment equal to an amount calculated by multiplying the grossed-up amount of such payments (i.e., an amount such that net amount retained by Mr. Forrester after payment of all applicable taxes, interest and penalties thereon is equal to the total payments payable to him) by a fraction, the numerator of which is the portion of such payments related to equity awards granted prior to the execution of his employment agreement and the denominator of which is the portion of such payments related to all equity awards granted to him. However, if it would result in a greater amount payable to Mr. Forrester, Mr. Forrester would instead be entitled to either the full amount of the total payments payable in connection with a change in control or a reduced amount of the total payments payable in connection with a change in control, whichever results in the greater economic benefit for Mr. Forrester.

Julie B. Feder

        Pursuant to her employment agreement, Ms. Feder was entitled to an initial base salary of $340,000, subject to increase from time to time by the Board of Directors. As of January 1, 2018, Ms. Feder's annual base salary was $355,000. Ms. Feder was also eligible to receive a bonus of 35% of her current annual base salary. Subject to Ms. Feder's execution of an effective release of claims, Ms. Feder's employment agreement entitled her to the severance payments described below if we had terminated her employment without cause, as defined in her employment agreement, or if Ms. Feder had terminated her employment for good reason, as defined in her employment agreement.

        If Ms. Feder's employment had been terminated by us without cause or by Ms. Feder for good reason, absent a change in control, as defined in her employment agreement, we would have been obligated (1) to pay Ms. Feder her base salary for a period of nine months following such termination of employment, (2) to pay Ms. Feder any bonus which had been awarded, but not yet paid on the date of termination and (3) if Ms. Feder had exercised her right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Ms. Feder a monthly cash amount equal to the full premium cost of that participation for nine months following such termination of employment (or, if earlier, until the time when Ms. Feder became eligible to enroll in the health or dental plan of a new employer).

        If Ms. Feder's employment had been terminated by us without cause or by Ms. Feder for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would have been obligated (1) to pay Ms. Feder a lump sum amount equal to 12 months of her then-current annual base salary, (2) to accelerate the vesting of all outstanding equity awards that, by their terms, vest only based on the passage of time, (3) if Ms. Feder had exercised her right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Ms. Feder a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when Ms. Feder became eligible to enroll in the health or dental plan of a new employer) and (4) to pay any bonus which had been awarded, but not yet paid on the date of termination.

        Ms. Feder resigned from the Company, effective as of May 30, 2018. In connection with her resignation and the termination of her employment, Ms. Feder entered into a separation agreement with the Company that obligates us (1) to pay Ms. Feder her base salary for a period of nine months following her termination of employment and (2) if Ms. Feder exercises her right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Ms. Feder a monthly cash amount equal to the full premium cost of that participation for nine months following such termination of employment (or, if earlier, until the time when Ms. Feder becomes eligible to enroll in the health or dental plan of a new employer). In addition, pursuant to the terms of the separation agreement, we accelerated the vesting of 92,500 stock options held by Ms. Feder as of the date her employment terminated. Ms. Feder's severance benefits were conditioned on her execution of an effective release of claims.

Diep Le, M.D., Ph.D.

        Pursuant to her employment agreement, Dr. Le was entitled to an initial base salary of $400,000, subject to increase from time to time by the Board of Directors, and a one-time sign-on bonus of $95,000 that would be earned on the second anniversary of her hire date, but was paid during 2017. If Dr. Le resigns before the second anniversary of her hire date, she would be obligated to repay the sign-on bonus in full. Dr. Le was also entitled to payment or reimbursement of moving expenses up to $50,000 associated with relocating to the Boston area, and for reasonable and customary commuting expenses prior to such relocation. As of January 1, 2018, Dr. Le's annual base salary was $400,000. Dr. Le was also eligible to receive a bonus of 40% of her current annual base salary. Subject to Dr. Le's execution of an effective release of claims, Dr. Le's employment agreement entitled her to the severance payments described below if we had terminated her employment without cause, as defined in her employment agreement, or if Dr. Le had terminated her employment for good reason, as defined in her employment agreement.

        If Dr. Le's employment had been terminated by us without cause or by Dr. Le for good reason, absent a change in control, as defined in her employment agreement, we would have been obligated (1) to pay Dr. Le her base salary for a period of nine months following such termination of employment, or if the termination had occurred prior to Dr. Le's relocation to Massachusetts, her then-current annual base salary for a period of one month for each full month that had elapsed between the effective date of her employment agreement and the termination date, up to a maximum of nine months, (2) to pay Dr. Le any bonus which had been awarded, but not yet paid on the date of termination and (3) if Dr. Le had exercised her right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Dr. Le a monthly cash amount equal to the full premium cost of that participation for a period commensurate with the period over which Dr. Le was entitled to receive salary payments following such termination of employment (or, if earlier, until the time when Dr. Le became eligible to enroll in the health or dental plan of a new employer).

        If Dr. Le's employment had been terminated by us without cause or by Dr. Le for good reason, in each case within 90 days prior to, or within 18 months following, a change in control, we would have been obligated (1) to pay Dr. Le a lump sum amount equal to 12 months of her then-current annual base salary, (2) to accelerate the vesting of all outstanding equity awards that, by their terms, vest only based on the passage of time, (3) if Dr. Le had exercised her right to continue participation in our health and dental plans under the federal law known as COBRA, to pay Dr. Le a monthly cash amount equal to the full premium cost of that participation for 12 months following such termination of employment (or, if earlier, until the time when Dr. Le became eligible to enroll in the health or dental plan of a new employer) and (4) to pay any bonus which had been awarded, but not yet paid on the date of termination.

        Dr. Le resigned from the Company, effective as of October 12, 2018. Dr. Le was not entitled to any severance benefits in connection with her resignation and the termination of her employment. The Company is entitled to recoup the $95,000 sign-on bonus paid to Dr. Le during 2017.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as of September 30, 2018 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group.

        Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after September 30, 2018 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of September 30, 2018, there were 73,703,423 shares of common stock outstanding.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% stockholders:
Consonance Capital(1)	7,166,666	9.7%
1370 Avenue of the Americas, Floor 33
New York, NY 10019
FMR, LLC	4,058,097	5.5%
245 Summer Street
Boston, Massachusetts 02210
Directors and Executive Officers
Robert Forrester(2)	2,019,817	2.7%
Julie B. Feder	—	—
Diep Le, M.D.(3)	152,500	*
Timothy Barberich(4)	263,016	*
Gina Consylman(5)	—	*
Michael Kauffman, M.D., Ph.D.(6)	147,395	*
Alison Lawton(7)	149,895	*
Eric Rowinsky, M.D.(8)	60,790	*
Brian Stuglik, R. Ph.(9)	50,000	*
Bruce Wendel(10)	85,419	*
All executive officers and directors as a group (Thirteen persons)(11)	4,243,376	5.5%

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Consists of 7,166,666 shares of Common Stock held by Consonance Capital Master Account L.P. and P Consonance Opportunities Ltd. as of September 30, 2018.

(2)
Consists of 9,000 shares of Common Stock held by the Claudia Forrester 2001 Trust, 9,000 shares of common stock held by the Iona Forrester 2001 Trust and 200,734 shares of common stock held by Mr. Forrester and 1,801,083 shares of common stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(3)
Consists of 152,500 shares of Common Stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(4)
Consists of 130,000 shares of Common Stock held by Mr. Barberich and 133,016 shares of common stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(5)
Gina Consylman joined the Board of Directors on October 17, 2018.

(6)
Consists of 147,395 shares of Common Stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(7)
Consists of 2,500 shares of Common Stock held by Ms. Lawton and 147,395 shares of common stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(8)
Consists of 60,790 shares of Common Stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(9)
Consists of 50,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(10)
Consists of 85,419 shares of Common Stock issuable upon the exercise of stock options within 60 days of September 30, 2018.

(11)
Includes shares of Common Stock issuable upon exercise of stock options within 60 days of September 30, 2018.

NON-EMPLOYEE DIRECTOR COMPENSATION

        Under our non-employee director compensation policy, each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for Board services, as applicable:

  •
  the non-executive Lead Director of the Board of Directors receives an additional annual retainer of $25,000;

  •
  the chairpersons of our Audit, Compensation and Nominating and Corporate Governance Committees receive additional annual retainers of $20,000, $15,000 and $10,000, respectively; and

  •
  each member of our Audit, Compensation and Nominating and Corporate Governance Committees receives an additional retainer of $8,000, $6,000 and $5,000, respectively.

        All amounts are paid in quarterly installments.

        In addition, our non-employee directors receive stock options as compensation for their service on our Board of Directors. Newly appointed non-employee directors receive a one-time initial award of options to purchase 50,000 shares of our common stock, which vests monthly over a one-year period subject to the director's continued service on the Board of Directors. Thereafter, each non-employee director who was serving on the Board of Directors as of the prior year's annual meeting of the Company's stockholders, receives an annual award of options to purchase shares of our common stock, which vests monthly over a one-year period, subject to the director's continued service on the Board of Directors (the Annual Grant). Additionally, each non-employee director who has served 12 months on the Board of Directors as of the date of the annual meeting of the Company's stockholders, but has not yet received an Annual Grant also receives a pro-rated grant (based on the Annual Grant for such year) to reflect the time such director has served on the Board of Directors since the 12-month anniversary of the commencement of such director's service, which vests monthly over a one-year period, subject to the director's continued service on the Board of Directors. In 2017, the Annual Grant consisted of options to purchase 25,000 shares of our common stock.

        Mr. Forrester, our President and Chief Executive Officer, does not receive compensation for his service as a director. Mr. Forrester's compensation is described under the heading "Named Executive Officer Compensation."

2017 Director Compensation

        The following table summarizes the compensation paid to or earned by our directors during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Timothy Barberich	53,000	35,742	88,742
Paul Friedman, M.D.(3)	16,125	—	16,125
Michael Kauffman, M.D., Ph.D.	79,000	35,742	114,742
Alison Lawton	55,000	35,742	90,742
S. Louise Phanstiel(4)	60,000	35,742	95,742
Eric Rowinsky, M.D.	33,125	71,483	104,608
Brian Stuglik, R.Ph.	14,831	168,776	183,607
Bruce Wendel	49,320	35,742	85,062

(1)
Amounts shown represent the aggregate grant date fair value of stock option awards granted to the director and calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (FASB ASC Topic 718). For information regarding assumptions underlying the value of stock awards, see Note 7 to our financial statements and the discussion under Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Stock-Based Compensation," of our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
The number of stock options awarded to any non-employee director who received a grant during 2017 was 25,000, with the exception of Dr. Rowinsky and Mr. Stuglik who each received 50,000 stock options as a result of their new appointments to our Board of Directors.

(3)
Dr. Friedman resigned from our Board of Directors effective April 27, 2017.

(4)
Ms. Phanstiel resigned from our Board of Directors effective October 16, 2018.

        The following table sets forth, as of December 31, 2017, the aggregate number of exercisable and unexercisable stock option awards held by our directors:

Name	Option Awards Exercisable (#)	Unexercisable	Total (#)
Timothy Barberich	110,099	12,498	122,597
Michael Kauffman, M.D., Ph.D.	124,478	12,498	136,976
Alison Lawton	124,478	12,498	136,976
S. Louise Phanstiel	126,841	12,498	139,339
Eric Rowinsky, M.D.	25,002	24,998	50,000
Brian Stuglik, R.Ph.	12,501	37,499	50,000
Bruce Wendel	62,502	12,498	75,000

 GENERAL MATTERS

Availability of Certain Documents

        A copy of our 2017 Annual Report on Form 10-K has been posted on the Internet along with this proxy statement. We will mail without charge, upon written request, a copy of our 2017 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Corporate Secretary at:

  Verastem, Inc.
  117 Kendrick Street, Suite 500
  Needham, MA 02494
  Attention: Secretary

        Only one copy of this proxy statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the proxy statement was delivered. You may make a written or oral request by sending a written notification to our Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy statement. Multiple stockholders sharing an address who have received one copy of the proxy statement and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the proxy statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    To be considered for inclusion in next year's annual meeting proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 11, 2018.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, MA 02494. To be timely for the 2019 annual meeting, the stockholder's notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 20 days before or 60 days after such anniversary date, we must receive the notice not more than 120 days before such meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2019 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2019 annual meeting must notify us no earlier than January 16, 2019 and no later than February 15, 2019. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2019 annual meeting.

Communications with the Board of Directors

        A stockholder may send general communications to our Board of Directors, any committee of our Board of Directors or any individual director by directing such communication to the Secretary, Verastem, Inc., 117 Kendrick Street, Suite 500, Needham, Massachusetts 02494. All communications will be shared with the Lead Director, who will provide copies or summaries of such communications to the other directors as he considers appropriate.

Other Matters

        As of the date of this proxy statement, the Board of Directors does not intend to present any matters other than those described herein at the Special Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Special Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

Robert Forrester President and Chief Executive Officer November 19, 2018

 APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VERASTEM, INC.

        Verastem, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

        FIRST:    The name of the Corporation is Verastem, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 4, 2010. The Certificate of Incorporation was amended and restated on November 1, 2011, was amended on November 15, 2011 and January 5, 2012, and was amended and restated on February 1, 2012.

        SECOND:    The Certificate of Incorporation, as amended and restated, is hereby further amended by deleting the first sentence of Article FOURTH and replacing it as follows:

        "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 205,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.0001 par value per share ("Preferred Stock")."

        THIRD:    That, pursuant to resolution of the Corporation's board of directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of this Certificate of Amendment.

        FOURTH:    This Certificate of Amendment was duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the authorized officer below as of the date hereof.

By:
	Name:	Robert Forrester
	Title:	President and Chief Executive Officer

A-1

 APPENDIX B

VERASTEM, INC.

AMENDED AND RESTATED
2012 INCENTIVE PLAN

1. Purpose

        The purpose of this 2012 Incentive Plan (the "Plan") of Verastem, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility

        All of the Company's employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a "Participant." "Award" means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3. Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4. Stock Available for Awards

        (a)    Number of Shares; Share Counting.

          (1)    Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to 16,628,425 shares of common stock, $0.0001 par value per share, of the Company (the "Common Stock").

          (2)    Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan:

              (A)  all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a "Tandem SAR"), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other's exercise will not restore shares to the Plan;

              (B)  if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a tandem SAR shall not again become available for grant upon the expiration or termination of such tandem SAR; and

              (C)  shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.

        (b)    Section 162(m) Per-Participant Limit.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,142,857 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with

Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

        (c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of Verastem, Inc., any of Verastem, Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a "Nonstatutory Stock Option." The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board ("Fair Market Value") on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

        (e)    Exercise of Options.    Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of "net exercise" to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

          (5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

          (6)   by any combination of the above permitted forms of payment.

        (g)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market.

6. Stock Appreciation Rights

        (a)    General.    The Board may grant Awards consisting of stock appreciation rights ("SARs") entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

        (b)    Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

        (c)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

        (d)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

        (e)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the NASDAQ Stock Market.

7. Restricted Stock; Restricted Stock Units

        (a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

        (b)    Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

        (c)    Additional Provisions Relating to Restricted Stock.

          (1)    Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

          (2)    Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. "Designated Beneficiary" means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death or (ii) in the absence of an effective designation by a Participant, the Participant's estate.

        (d)    Additional Provisions Relating to Restricted Stock Units.

          (1)    Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

          (2)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)    Dividend Equivalents.    The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8. Other Stock-Based and Cash-Based Awards

        (a)    General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock-Based-Awards"). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock ("Cash-Based Awards").

        (b)    Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common

Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

              (A)  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant's unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

              (B)  Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a "change in control event" within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a "change in control event", then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a "change in control event" as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a "change in control event" as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

              (C)  For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)    Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or Awards subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except with respect to Awards subject to Section 409A of the Code, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a

Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the maximum withholding amount consistent with the award being subject to equity accounting treatment under the applicable accounting rules. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant's consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant's rights under the Plan or (ii) the change is permitted under Section 9.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

        (i)    Performance Awards.

          (1)    Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) ("Performance Awards"). Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $5,000,000 per calendar year per individual.

          (2)    Committee.    Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as "performance-based compensation" under Section 162(m) ("Performance-Based Compensation") shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). "Covered Employee" shall mean any person who is, or whom the Committee, in its discretion, determines may be, a "covered employee" under Section 162(m)(3) of the Code.

          (3)    Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles ("GAAP") or on a non-GAAP basis, as determined by the Committee: scientific progress, product development progress, business development progress, including in-licensing, net income/(loss), earnings/(loss) before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit/(loss) before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, financings (issuance of debt or equity), refinancings, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

          (4)    Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

          (5)    Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11. Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)    Effective Date and Term of Plan.    The Plan, as amended and restated, shall become effective on the date the Plan is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the date the Plan was initially approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company's stockholders approve such amendment in the manner required by Section 162(m); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company's stockholders approve such amendment. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

        (e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees).    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

        (f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Section 409A of the Code) (the "New Payment Date"), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

        (g)    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning the Plan unless arising out of such person's own fraud or bad faith.

        (h)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

 APPENDIX C

VERASTEM, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN

1.     Defined Terms

        Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth certain operational rules related to those terms.

2.     Purpose of Plan

        The Plan is intended to enable Eligible Employees to use payroll deductions to purchase shares of Stock in offerings under the Plan and thereby acquire an interest in the future of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 and to be exempt from the application and requirements of Section 409A of the Code and is to be construed accordingly.

3.     Options to Purchase Stock

        Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase under the Plan to Eligible Employees will be 2,000,000 shares. The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase pursuant to the exercise of Options under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for purchase under the Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant's Options and may reduce the rate of payroll deductions, if necessary.

4.     Eligibility

        (a)    Eligibility Requirements.    Subject to Section 13 of the Plan and the exceptions and limitations set forth in Sections 4(b), 4(c) and 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee (i) who has been continuously employed by the Company or a Designated Subsidiary, as applicable, for a period of at least thirty (30) days as of the first day of an Option Period, (ii) whose customary Employment with the Company or a Designated Subsidiary, as applicable, is for more than five (5) months per calendar year and (iii) who customarily works twenty (20) hours or more per week shall be considered an Eligible Employee.

        (b)    Five Percent Shareholders.    No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock of the Company or of its Parent or Subsidiaries, if any.

        (c)    Additional Requirements.    The Administrator may, for Option Periods that have not yet commenced, establish additional or different eligibility requirements not inconsistent with Section 423.

5.     Option Periods

        The Plan will generally be implemented by a series of separate offerings referred to as "Option Periods." Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on the first Business Day in January and July of each year, anticipated to be on or around January 1 and July 1, and ending approximately six (6) months later on the last Business Day in June or December, as applicable, of each year, anticipated to be on or around June 30 and December 31. The last Business Day of each Option Period will be an "Exercise Date." The Administrator may change the Exercise Date, the commencement date, the ending date and the duration of each Option Period to the extent permitted by Section 423; provided, however, that no Option may be exercised after 27 months from its grant date.

6.     Option Grant

        Subject to the limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant's right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423 of the Code.

7.     Method of Participation

        (a)    Payroll Deduction and Participation Authorization.    To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than ten (10) Business Days prior to the first day of an Option Period, or such other time as specified by the Administrator.

        (b)    Changes to Payroll Deduction Authorization for Subsequent Option Periods.    A Participant's payroll deduction authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not later than ten (10) Business Days prior to the first day of the subsequent Option Period (or such other time as specified by the Administrator) or the Participant's Option is cancelled pursuant to Section 13 or 14 of the Plan.

        (c)    Changes to Payroll Deduction Authorization for Current Option Period.    During an Option Period, a Participant's payroll deduction authorization may not be increased or decreased, except that a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13 of the Plan.

        (d)    Payroll Deduction Percentage.    Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one (1) to ten (10) percent of the employee's Eligible Compensation per payroll period.

        (e)    Payroll Deduction Account.    All payroll deductions made pursuant to this Section 7 will be credited to the Participant's Account. Amounts credited to a Participant's Account will not be required to be set aside in trust or otherwise segregated from the Company's general assets.

8.     Method of Payment

        A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant's Account, unless otherwise provided by the Administrator under a sub-plan or separate offering for a non-U.S. Designated Subsidiary.

9.     Purchase Price

        The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Option Period) and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10.   Exercise of Options

        (a)    Purchase of Shares.    Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant's Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 3,333 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the "Maximum Share Limit"). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant's Account that are not sufficient to purchase a whole share will be retained in the Participant's Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 hereof.

        (b)    Return of Account Balance.    Except as provided in Section 10(a) with respect to fractional shares, any amount of payroll deductions in a Participant's Account that are not used for the purchase of shares of Stock, whether because of the Participant's withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant's accumulated payroll deductions on the Exercise Date of an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

11.   Interest

        No interest will be payable on any amount held in the Account of any Participant.

12.   Taxes

        Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of

Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

13.   Cancellation and Withdrawal

        (a)    Cancellation of Payroll Deduction Authorization and Withdrawal from Plan.    A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Options and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant's Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces to 0% his or her withholding rate for a future Option Period pursuant to Section 7 of the Plan, will be deemed to have terminated his or her payroll deduction authorization and canceled his or her participation in future Option Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Option Period in accordance with the rules of Section 7(b) of the Plan.

        (b)    401(k) Hardship Withdrawal.    A Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant's Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

14.   Termination of Employment; Death of Participant

        Upon the termination of a Participant's employment with the Company or a Designated Subsidiary, as applicable, for any reason (including the death of a Participant during an Option Period prior to an Exercise Date) or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant's Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant's death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15.   Equal Rights; Participant's Rights Not Transferable

        All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant's rights under the Plan will terminate.

16.   Change in Capitalization; Corporate Transaction

        (a)    Change in Capitalization.    In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the Maximum Share Limit and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423.

        (b)    Corporate Transaction.    In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each outstanding Option and return the balances in Participants' Accounts to the Participants, and/or (iii) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

17.   Administration of Plan

        The Plan will be administered by the Administrator, which will have the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants and all persons.

        The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan and may require that such notices and forms be submitted electronically.

18.   Amendment and Termination of Plan; Separate Offerings; Sub-Plans

        (a)    Amendment.    The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.

        (b)    Termination.    The Board reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either on the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant's Account will be returned to the Participant, without interest.

        (c)    Separate Offerings; Sub-Plans.    Notwithstanding the foregoing or any provision of this Plan to the contrary, consistent with the requirements of Section 423, the Administrator may, in its sole discretion, amend the terms of the Plan, or an offering, and/or provide for separate offerings under this Plan in order to, among other things, reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

19.   Approvals

        Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company prior to November 9, 2019, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

        Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.   Participants' Rights as Shareholders and Employees

        A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares, and the shares have been issued to the Participant.

        Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Designated Subsidiary at any time.

21.   Information Regarding Disqualifying Dispositions

        By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the day such Stock was purchased as may be requested by the Company or any Designated Subsidiary in order to assist it in complying with applicable tax laws.

22.   Governing Law

        The Plan will be governed by and administered in accordance with the laws of the State of Delaware, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading and the Code, in each case as determined by the Administrator. Except as otherwise provided under a sub-plan described in Section 18(c) of the Plan or as provided in the first sentence of this Section 22, the domestic substantive laws of Delaware govern the provisions of the Plan or any Options under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

23.   Effective Date and Term

        The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (a) the Plan's termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c) the day before the 10-year anniversary of the date the Board approves the Plan.

 EXHIBIT A
Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "401(k) Plan":    A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.

        "Account":    A payroll deduction account maintained in the Participant's name on the books of the Company.

        "Administrator":    The Compensation Committee of the Board, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine and (ii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" will include the person or persons so delegated to the extent of such delegation.

        "Board":    The Board of Directors of the Company.

        "Business Day":    Any day on which the established national exchange or trading system (including the Nasdaq Global Market) on which the Stock is traded is available and open for trading.

        "Code":    The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":    Verastem, Inc., a Delaware corporation.

        "Designated Subsidiary":    A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan. Any such Designated Subsidiary shall be listed by the Administrator on an exhibit to the Plan. For the avoidance of doubt, any Subsidiary of the Company shall be eligible to be designated as a Designated Subsidiary hereunder.

        "Effective Date":    The date of the adoption of the Plan by the Board.

        "Eligible Compensation":    Regular base salary, regular base wages, overtime payments, annual bonuses, commissions and other sales incentives (excluding, for the avoidance of doubt, any long-term incentive payments or awards). Eligible Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee's behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.

        "Eligible Employee":    Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

        "Employee":    Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not "Employees".

        "Exercise Date":    The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

        "Fair Market Value":    As of a particular date, (i) the closing price for a share of Stock reported on the Nasdaq Global Market (or any other national securities exchange on which the shares are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A of the Code to the extent applicable.

        "Maximum Share Limit":    The meaning set forth in Section 10 of the Plan.

        "Option":    An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

        "Option Period":    An offering period established in accordance with Section 5 of the Plan.

        "Parent":    A "parent corporation" as defined in Section 424(e) of the Code.

        "Participant":    An Eligible Employee who elects to enroll in the Plan.

        "Plan":    The Verastem, Inc. 2018 Employee Stock Purchase Plan, as from time to time amended and in effect.

        "Purchase Price":    The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

        "Section 423":    Section 423 of the Code and the regulations thereunder.

        "Stock":    Common stock of the Company, par value $0.0001 per share.

        "Subsidiary":    A "subsidiary corporation" as defined in Section 424(f) of the Code.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VERASTEM, INC. 117 Kendrick Street, Suite 500 Needham, MA 02494 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: For 0 Against 0 Abstain 0 1 To approve an amendment to the Company's restated certificate of incorporation to provide for an increase in the total number of shares of common stock that the Company is authorized to issue from 100,000,000 shares to 200,000,000 shares. 0 0 0 0 0 0 2 To approve the adoption of the Company's Amended and Restated 2012 Incentive Plan, including an amendment to increase the number of shares under the plan by 6,250,000 shares. To approve the adoption of the Verastem, Inc. Employee Stock Purchase Plan. 3 NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000391128_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com VERASTEM, INC. Special Meeting of Stockholders December 18, 2018 9:00 AM This proxy is solicited by the Board of Directors Verastem, Inc., 117 Kendrick Street, Suite 500, Needham MA, 02494 Proxy Solicited by Board of Directors for Special Meeting of Stockholders on Tuesday, December 18, 2018 at 9:00 a.m. Eastern Time Robert Forrester, Robert Gagnon and Sean Flynn, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers, which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Verastem, Inc. to be held on Tuesday, December 18, 2018 at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1 "Approval of Amendement to Restated Certificate of Incorporation", FOR Proposal 2, "Adoption of Amended and Restated Verastem, Inc. 2012 Incentive Plan", and FOR Proposal 3 "Adoption of the Verastem, Inc. Employee Stock Purchase Plan". In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side 0000391128_2 R1.0.1.17

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Verastem, Inc. 117 Kendrick Street, Suite 500 Needham, MA 02494 PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, December 18, 2018 at 9:00 am Eastern Time GENERAL INFORMATION
PROPOSAL NO. 1—AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL NO. 2—ADOPTION OF THE AMENDED 2012 PLAN
PROPOSAL NO. 3—ADOPTION OF A COMPANY EMPLOYEE STOCK PURCHASE PLAN
NAMED EXECUTIVE OFFICER COMPENSATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
NON-EMPLOYEE DIRECTOR COMPENSATION
GENERAL MATTERS
APPENDIX A CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF VERASTEM, INC.
APPENDIX B VERASTEM, INC. AMENDED AND RESTATED 2012 INCENTIVE PLAN
APPENDIX C
VERASTEM, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN
EXHIBIT A Definition of Terms